Exhibit 10.21

SUMMARY SHEET OF AMENDMENT, DATED FEBRUARY 6, 2008, TO CHIEF EXECUTIVE OFFICER’S COMPENSATION UNDER EMPLOYMENT AGREEMENT, DATED DECEMBER 20, 2007

On February 6, 2008, the Company’s Board of Directors approved an amendment to the compensation terms of the Employment Agreement entered by and among the Company and Ezra J. Green on December 20, 2007 (the “Employment Agreement”), pursuant to which Mr. Green serves as the Company’s Chief Executive Officer. Such amendment modifies Section 4 of the Employment Agreement to increase Mr. Green’s annual base salary to $250,000. All the other terms of the Employment Agreement remain unchanged.